DNB Financial Corporation

For further information, please contact:

Gerald F. Sopp CFO/Executive Vice-President

484.359.3138    FOR IMMEDIATE RELEASE

gsopp@dnbfirst.com(NasdaqCM: DNBF)

DNB Financial Corporation

Declares a $0.07 Cash Dividend

(November 30, 2016-- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region, has declared a cash dividend of $0.07 per common share for the fourth quarter of 2016, to shareholders of record on December 12, 2016.  The cash dividend will be paid on December 22, 2016.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 15 locations. Founded in 1860, DNB First, in addition to providing a broad array of consumer and business banking products, offers brokerage and insurance services through DNB Investments & Insurance and investment management services through DNB Investment Management & Trust. DNB Financial Corporation’s shares are traded on NASDAQ’s Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com.